UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 12, 2013

Alpha and Omega Semiconductor Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-34717	77-0553536
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Clarendon House
2 Church Street
Hamilton HM 11
Bermuda
(Address of principal executive offices)
(408) 830-9742
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangement for Certain Officers.

As previously disclosed in a Current Report on Form 8-K filed by Alpha and Omega Semiconductor Limited (the “Company”) on October 7, 2013, the Board of Directors of the Company (the "Board") appointed Yifan Liang to serve as the Interim Chief Financial Officer effective as of November 11, 2013. In connection with such appointment, on November 12, 2013, the independent directors of the Board approved a cash bonus for Mr. Liang in the amount of $5,000.00 per month. The cash bonus is payable each month starting in November 2013 and will continue as long as Mr. Liang remains the Interim Chief Financial Officer of the Company. In the event Mr. Liang does not serve as the Interim Chief Financial Officer for the entire monthly period, the monthly bonus amount payable will be pro-rated based on the period during which he serves as the Interim Chief Financial Officer in such month.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2013	Alpha and Omega Semiconductor Limited
	By:	/s/ Yifan Liang
Yifan Liang
Interim Chief Financial Officer and Corporate Secretary